EXHIBIT 10 (b)

                     CONSENT OF PRICEWATERHOUSECOOPERS, LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 17 under the
Securities Act of 1933 and Amendment No. 17 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports each dated March 22, 2002 and of our report dated February 5, 2002, relating to the financial statements of PHL Variable Accumulation Account (The Big Edge Choice(R)), PHL Variable Accumulation Account (The Phoenix Edge(R) - VA (Option I)), PHL Variable Accumulation Account (The Phoenix Edge(R) - VA (Option
II)) and PHL Variable Accumulation Account (The Phoenix Edge(R) - VA (Option
III)) and the financial statements of PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 26, 2002